Exhibit 99.2

NOTICE CONCERNING THE PUBLICATION OF THE REGISTRATION DOCUMENT OF CELL

THERAPEUTICS INC.

(pursuant to Article 56, paragraph 2, and Article 9 of the CONSOB resolution no. 11971 of May, 14 1999, as subsequently amended)

The terms used below in capital letters shall have the same meaning set out in the Registration Document of Cell Therapeutics Inc., filed with CONSOB on September 29, 2009, following authorization to the publication communicated by means of CONSOB note no 9083536 of September 24, 2009.

REGISTRATION DOCUMENT PUBLICATION

Cell Therapeutics Inc. having its registered office located in the State of Washington at 501 Elliott Avenue West, Suite 400, Seattle, Washington, 98119 (U.S.), has a share capital of 800,000,000 of authorized shares of common stock and 10,000,000 of authorized shares of preferred stock. CTI’s common stock has no par value. CTI announces that the Registration Document has been filed today, and it will be effective for a 12-months period starting from the same date. Therefore, the Registration Document may be used by the Company for the issuance of financial instruments during the following 12 months starting from today, and, inter alia, for the listing, on the Italian stock market organized and managed by Borsa Italiana S.p.A., of new common shares of Cell Therapeutics Inc. with no par value and representing more than 10% of the listed shares. The details of these issuances shall be disclosed to the public, from time to time, by means of publication of the information notice on financial instruments specifically issued, subject to the prior clearance by Consob. Cell Therapeutics Inc. will also publish a summary notice, subject to prior clearance by Consob as well.

PLACES WHERE THE LISTING PROSPECTUS IS AVAILABLE TO THE PUBLIC

The Registration Document is available as follows:

•

in paper form, at the registered offices of Cell Therapeutics Inc. located in 501 Elliott Avenue W#400, Seattle WA 98119, and at head office of Borsa Italiana S.p.A. (Milan, Piazza degli Affari, no. 6); and

•	in electronic form, on the Internet website of the Issuer (www.celltherapeutics.com).

Milan, September 29, 2009